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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act o f 1934


                               SEPTEMBER 30, 2000
                                 Date of Report
                        (Date of earliest event reported)



                       NETWORK SYSTEMS INTERNATIONAL, INC.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)

            NEVADA                          0-22991              87-0460247
            ------                          -------              ----------
(State or other jurisdiction              (Commission           (IRS Employer
      of incorporation)                   File Number)       Identification No.)


              6413 CONGRESS AVENUE, SUITE 230, BOCA RATON, FL 33487
              -----------------------------------------------------
                    (Address of principal executive offices)


                                 (561) 988-2334
                                 --------------
                          Registrant's telephone number


             200 NORTH ELM STREET, GREENSBORO, NORTH CAROLINA 27401
             ------------------------------------------------------
                                 Former address







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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         Not Applicable.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


         Effective September 30, 2000, Network Systems International, Inc. ("NSII") exercised their option to require Robbie M. Efird, E.W. Miller, Jr., David F. Christian and James W. Moseley, (collectively referred to as "Buyer") to purchase for Three Million Dollars ($3,000,000) all of their interest in their two operating subsidiaries, Vercom Software, Inc., a Texas corporation, and Network Systems International of North Carolina, Inc., a North Carolina corporation.

         The purchase price consists of One Million Five Hundred Thousand Dollars ($1,500,000) in cash, which was received at closing, and secured, non-recourse promissory notes in the aggregate amount of $1,500,000. The collateral for the notes consists of 2,925,856 shares of the common stock of NSII. The notes are payable in full, without interest, within 120 days.


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not Applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not Applicable.

ITEM 5.  OTHER EVENTS

         Not Applicable.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

         Not Applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         No financial statements are filed herewith. The Registrant shall file financial statements by amendment hereto not later than 60 days after the date that this initial report on Form 8-K must be filed.

ITEM 8.  CHANGE IN FISCAL YEAR

         Not Applicable.



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ITEM 9.  SALE OF EQUITY SECRUITIES PURSUANT TO REGULATION S

         Not Applicable.

EXHIBITS


         Not Applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                       NETWORK SYSTEMS INTERNATIONAL, INC.


                                       BY/S/    HERBERT TABIN, PRESIDENT


DATE:   OCTOBER 16, 2000